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                                                                     EXHIBIT 4.3

                      FORM OF REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of the ___ day of __________, 2004, by and among Cash Systems, Inc., a Delaware corporation (the "Company"), and the Investors listed on Schedule A attached hereto (individually, an "Investor" and collectively, the "Investors").

                                    RECITALS

         A. Each of the Investors and the Company have entered into a Subscription Agreement and Letter of Investment Intent (the "Purchase Agreement") to purchase shares of the Company's Common Stock (the "Shares") pursuant to a Confidential Private Placement Memorandum dated March 8, 2004 (the "Memorandum").

         B. It is a condition to the transactions contemplated in the Purchase Agreement that the Company provide the registration rights provided herein and the parties hereto desire to provide for such rights on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise noted, all capitalized terms used herein shall have the meanings afforded them in the Purchase Agreement.

         2. Required Registration. Within 30 days following the date of the final closing on the sale of Shares pursuant to the Memorandum, but no later than April 22, 2004 (the "File Date"), the Company shall file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the provisions of Form S-3, as required by the Securities and Exchange Commission (the "Commission"), covering the resale of the Shares sold on or before March 22, 2004. If additional Shares are sold after March 22, 2004, within 30 days of the final sale of such additional Shares under the Memorandum (the "Second File Date"), the Company shall file a second Registration Statement under the Securities Act covering the resale of such shares. The Company will use its best efforts to have each such Registration Statement become effective with the Commission as soon as possible thereafter, including responding to any Commission comments within five (5) business days following receipt unless otherwise directed or agreed to by the Investors or their counsel.

         3. Registration - General Provisions. In connection with the registration of the Shares under the Securities Act, the Company will:

                  (a) prepare and file with the Commission, on or before the File Date and on or before the Second File Date, if applicable, a Registration Statement on Form S-3 covering the resale of the Shares (in accordance with Section 2 above), and use its best efforts to cause such Registration Statement to become effective as soon as possible thereafter and keep the prospectus, which is a part of such Registration Statement, current until the earlier of the date on which: (i) all registered Shares have been sold by the Investors, or (ii) two years after the date it is declared effective by the Commission;

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                  (b)      prepare and file with the Commission such amendments
to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the period required by Section 3(a) above;

                  (c) provide the Investors' counsel with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such Registration Statement;

                  (d) furnish to the Investors participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as the Investors and underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (e) use its diligent, good faith efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request, and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, except that the Company shall not for any purpose be required to execute a general consent to service of process (which shall not include a "Uniform Consent to Service of Process" or other similar consent to service of process which relates only to actions or proceedings arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent) or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (f) notify the Investors, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed with the Commission;

                  (g) notify the Investors promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                  (h) prepare and file with the Commission, promptly upon the request of the Investors, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for the Investors (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the shares of the Company's common stock by the Investors;

                  (i) prepare and promptly file with the Commission, and promptly notify the Investors of the filing of, such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (j) advise the Investors, and the Investors' counsel, if any, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the

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Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. In the event of the issuance of any such stop order, the period referred to in Section 3(a) hereof shall be extended by a number of days equal to the number of days during the period from and including the date of the issuance of said stop order and to and including the date of the withdrawal of said stop order;

                  (k) not file any amendment or supplement to such Registration Statement or prospectus to which the Investors shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any material liabilities under any applicable federal or state law and such filing will not violate applicable law;

                  (l) cooperate with the selling Investors to facilitate the timely preparation and delivery of certificates representing the Shares to be sold, which certificates shall not bear any restrictive legends, and enable such Shares to be in such denomination and registered in such names as the Investors may request; and

                  (m) file reports in compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and use its best efforts to comply with all rules and regulations of the Commission applicable in connection with use of Rule 144 and take such other actions and furnish the Investors with such other information as any such Investor may request in order to avail itself of such rule or any other rule or regulation of the Commission, allowing such Investor to sell any Shares without registration. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of any Investor, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

         4. Registration Expense. The Company shall pay all Registration Expenses (as defined below) in connection with the inclusion of the Shares in any Registration Statement, or application to register or qualify such Shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term "Registration Expenses" means the filing fees payable to the Commission, any state agency and the NASD; the fees and expenses of the Company's legal counsel and independent certified public accountants in connection with the preparation and filing of the Registration Statement (and all amendments and supplements thereto) with the Commission; and all expenses relating to the printing of the Registration Statement, prospectuses and various agreements executed in connection with the Registration Statement. Notwithstanding the foregoing, the Investors will pay the fees and expenses of any legal counsel the Investors may engage.

         5.       Penalty Payments.

                  (a) Untimely Filings. In the event that the Registration Statement relating to the resale of the Shares is not filed with the Commission by the Company, under the terms of Section 2, on or before the applicable File Date or the Second File Date, then the Company shall

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pay the Investors to be included in such Registration Statement the amounts
("Penalty Payments") equal to (i) one percent (1%) of the purchase price of the Shares (the "Purchase Price") paid by such Investors to the Company, and (ii) an additional one percent (1%) of the Purchase Price for each 30-day period thereafter in which the Registration Statement is not filed with the Commission. Penalties for failure to file shall be cumulative. The Company shall be liable to the Investors for a full 30-day period, determined in accordance with the above schedule, regardless of by how many days it misses the targeted filing date set forth above. All such Penalty Payments shall be immediately payable by the Company to the Investors (on a pro rata basis based on the number of Shares purchased by each under the Purchase Agreement) via wire transfer of immediately available funds by the close of business on last day of each respective period set forth above.

                  (b) Untimely Responses to the SEC. In the event that the Company fails to respond to SEC comments relating to the Registration Statement within five (5) business days following receipt of such comments under the terms set forth in Section 2 of this Agreement, then the Company shall pay the Investors included in such Registration Statement the amounts ("Additional Penalty Payments") equal to (i) one-half of one percent (.5%) of the purchase price of the Shares (the "Purchase Price") paid by the Investors to the Company, and (ii) an additional one half of one percent (.5%) of the Purchase Price for each 10-day period thereafter in which the Company fails to respond to SEC comments. Penalties for failure to file shall be cumulative. All such Penalty Payments shall be immediately payable by the Company to the Investors (on a pro rata basis based on the number of Shares purchased by each under the Purchase Agreement) via wire transfer of immediately available funds by the close of business on last day of each respective period set forth above.

         6. Indemnification. With respect to the registration of the resale of the Shares:

                  (a) to the fullest extent permitted by law, the Company will indemnify and hold harmless each Investor, the trustees, partners, officers, directors and agents of each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Company will reimburse each such Investor, trustee, partner, officer, director, agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action

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to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to it expressly for use in connection with such registration by an Investor, trustee, partner, officer, director, agent, underwriter or controlling person of an Investor.

                  (b) to the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Investor selling securities under the Registration Statement or any of such other Investor's, trustees, partners, directors or officers or any person who controls such Investor, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Investor, or trustee, partner, director, officer or controlling person of such other Investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor and stated to be specifically for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Investor, or trustee, partner, officer, director or controlling person of such other Investor in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that in no event shall any indemnity under this Section 6(b) exceed the gross proceeds received by such Investor from sales of such Investor's Shares unless the Violation is the result of fraud on the part of such Investor.

                  (c) promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                  (d) if the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses,

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claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

                  (e) the obligation of the Company and the Investors under this Section shall survive the completion of any offering for resale of Shares in the Registration Statement, and otherwise.

         7.       Miscellaneous.

                  (a) The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement.

                  (b) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given or made unless the Company has obtained the written consent from at least a majority of the Investors.

                  (c) All notices and other communications provided for or permitted hereunder shall be made by hand delivery, telex, facsimile, overnight courier or registered first-class mail:

                  (i) if to an Investor, at the address set forth on Schedule A attached hereto;

                  (ii) if to the Company, at the address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; when the appropriate answer back is received, if by telex; when transmission is confirmed by the sending unit, if by facsimile.

                  (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one an the same agreement.

                  (e) The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of choice or conflict of law thereof. Each of the Company and the Investors irrevocably consent to the exclusive

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jurisdiction of the United States Federal courts and state courts, located in
Hennepin County, Minnesota, in any suit or proceeding relating to, based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Nothing herein shall affect the right of any Investor to serve process in any manner permitted by law.

                  (g) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Investors and the Company shall be enforceable to the fullest extent permitted by law.

                  (h) The remedies provided for in this Agreement shall be cumulative and in addition to all other remedies available, at law or in equity, and nothing herein shall limit an Investor's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first written above.

                                Company:

                                CASH SYSTEMS, INC.

                                By:
                                     -------------------------------------------
                                Its:
                                     -------------------------------------------
                                Individual Investor:

                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                Name (Typed or Printed)

                                ------------------------------------------------
                                Signature (If more than one individual Investor)

                                ------------------------------------------------
                                Name (Typed or Printed)

                                Entity Investor:

                                ------------------------------------------------

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title: